                                                                    EXHIBIT 99.1
DATE: July 20, 2000

FROM:                                         FOR:
Padilla Speer Beardsley Inc.                  Tower Automotive, Inc.
224 Franklin Avenue West                      5211 Cascade Road S.E., Suite 300
Minneapolis, Minnesota 55404                  Grand Rapids, Michigan 49546

John Mackay (612) 871-8877                    Anthony Barone (616) 802-1600

FOR IMMEDIATE RELEASE

TOWER AUTOMOTIVE ANNOUNCES RECORD OPERATING RESULTS FOR THE SECOND QUARTER AND SIX MONTHS ENDED JUNE 30, 2000

         GRAND RAPIDS, July 20 -- Tower Automotive, Inc. (NYSE: TWR), today announced record operating results for the second quarter and six months ended June 30, 2000.
         For the second quarter of 2000, revenues were $681 million, a 28 percent increase, compared with $531 million in the 1999 period. Operating income rose 29 percent to $76 million from $59 million reported last year. Net income for the second quarter of 2000 was $39 million, or 68 cents per diluted share outstanding, versus $33 million, or 58 cents per diluted share, in the comparable 1999 period.
         For the six months ended June 30, 2000, revenues were $1,366 million, a 33 percent increase, compared with $1,029 million in the same period for 1999. Operating income rose 32 percent to $148 million from $112 million reported last year. Net income for the six months ended June 30, 2000 was $76 million, or $1.32 per diluted share outstanding, versus $61 million, or $1.08 per diluted share, in the comparable 1999 period.
         In commenting on second-quarter and six-month results, Dugald K. Campbell, president and chief executive officer of Tower Automotive, said, "We are pleased with our second-quarter and six-month results. The performance of our recent acquisitions, including Active, Dr. Meleghy and Algoods, along with our enterprise-wide focus on improving shareholder value, continue to positively affect our operating results."
         On May 3, 2000, the company acquired all of the outstanding common stock of Algoods, Inc. ("Algoods") for total consideration of approximately $33 million. Algoods manufactures aluminum heat shields and impact discs for the North American automotive industry from aluminum mini-mill and manufacturing operations located in Toronto, Ontario, Canada. Its primary customer is DaimlerChrysler.
         On July 7, 2000, the company announced that it completed the acquisition of the remaining 60 percent equity interest in Metalurgica Caterina S.A. ("Caterina"), a supplier of structural stampings and assemblies to the Brazilian automotive market. This remaining interest was acquired for consideration of approximately $42 million. Tower Automotive acquired the initial 40 percent equity interest in Caterina in March 1998.

     Tower Automotive, Inc., produces a broad range of assemblies and modules for vehicle structures and suspension systems for the automotive manufacturers, including Ford, DaimlerChrysler, GM, Honda, Toyota, Nissan, Auto Alliance, Fiat, BMW and Volkswagen. Products include body structural assemblies such as pillars and package trays, control arms, suspension links, engine cradles and full frame assemblies. The company is based in Grand Rapids, Mich., and has its corporate office in Minneapolis, Minn.




















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                    TOWER AUTOMOTIVE, INC. AND SUBSIDIARIES
                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
          (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS - UNAUDITED)


                                                       Three Months Ended                      Six Months Ended
                                                            June 30,                               June 30,
                                               ------------------------------------    ---------------------------------
                                                    2000                1999               2000               1999
                                               ----------------    ----------------    --------------     --------------
Revenues                                         $      681,020      $      530,680     $  1,366,384       $  1,029,252

Cost of sales                                           566,649             443,651        1,140,291            862,776
                                                 ---------------     ---------------    ---------------    --------------

  Gross profit                                          114,371              87,029          226,093            166,476

Selling, general and administrative
    expenses                                             33,431              24,584           68,087             47,004

Amortization expense                                      5,118               3,741           10,217              7,191
                                                 ---------------     ---------------    ---------------    --------------

  Operating income                                       75,822              58,704          147,789            112,281

Interest expense, net                                    13,534               7,262           26,731             14,529
                                                 ---------------     ---------------    ---------------    --------------

  Income before provision for
     income taxes                                        62,288              51,442          121,058             97,752

Provision for income taxes                               24,916              20,577           48,424             39,101
                                                 ---------------     ---------------    ---------------    --------------

  Income before equity in earnings of
    joint ventures and minority interest                 37,372              30,865           72,634             58,651

Equity in earnings of joint ventures                      4,540               4,382            9,020              7,295

Minority interest - dividends on trust
    preferred securities, net                            (2,619)             (2,619)          (5,238)            (5,242)
                                                 ---------------     ---------------    ---------------    --------------

Net income                                       $       39,293      $       32,628     $     76,416       $     60,704
                                                 ===============     ===============    ===============    ==============
Basic earnings per common share                  $         0.83      $         0.69     $       1.62       $       1.30
                                                 ===============     ===============    ===============    ==============

Basic shares outstanding                                 47,250              46,965           47,107             46,766
                                                 ===============     ===============    ===============    ==============

Diluted earnings per common share                $         0.68      $         0.58     $       1.32       $       1.08
                                                 ===============     ===============    ===============    ==============

Diluted shares outstanding                               64,359              64,143           64,143             63,967
                                                 ===============     ===============    ===============    ==============


                    TOWER AUTOMOTIVE, INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                             (AMOUNTS IN THOUSANDS)


                                                                           June 30,            December 31,
                             Assets                                          2000                  1999
------------------------------------------------------------------     -----------------      ----------------
                                                                         (unaudited)
Current assets:
       Cash and cash equivalents                                       $           9,386      $          3,617
       Accounts receivable                                                       413,947               353,351
       Inventories                                                               115,404               110,897
       Prepaid tooling and other                                                  81,584                90,191
                                                                       -----------------      ----------------
             Total current assets                                                620,321               558,056
                                                                       -----------------      ----------------

Property, plant and equipment, net                                             1,170,166             1,075,861
Investments in joint ventures                                                    316,620               290,705
Goodwill and other assets, net                                                   708,404               627,928
                                                                       -----------------      ----------------
                                                                       $       2,815,511      $      2,552,550
                                                                       =================      ================

            Liabilities and Stockholders' Investment
------------------------------------------------------------------
Current liabilities:
       Current maturities of long-term debt and capital
       lease obligations                                               $          21,367      $         13,876
       Accounts payable                                                          290,244               276,673
       Accrued liabilities                                                       131,835               140,567
                                                                       -----------------      ----------------
             Total current liabilities                                           443,446               431,116
                                                                       -----------------      ----------------

Long-term debt, net of current maturities                                        847,091               699,678
Obligations under capital leases, net of current maturities                       18,830                21,543
Convertible subordinated notes                                                   200,000               200,000
Deferred income taxes                                                             74,016                50,736
Other noncurrent liabilities                                                     162,719               163,592
                                                                       -----------------      ----------------
          Total noncurrent liabilities                                         1,302,656             1,135,549
                                                                       -----------------      ----------------
Mandatorily redeemable trust convertible preferred securities                    258,750               258,750
Stockholders' investment:
       Preferred stock                                                                 -                     -
       Common stock                                                                  474                   469
       Additional paid-in capital                                                451,521               437,210
       Retained earnings                                                         370,938               294,522
       Warrants to acquire common stock                                                -                 2,000
       Deferred income stock plan                                                 (8,942)               (4,484)
       Accumulated other comprehensive loss                                       (3,332)               (2,582)
                                                                       -----------------      ----------------
             Total stockholders' investment                                      810,659               727,135
                                                                       -----------------      ----------------
                                                                       $       2,815,511      $      2,552,550
                                                                       =================      ================
